Exhibit 15.1(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Sony Corporation (Sony Kabushiki Kaisha)
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-11756, 333-13334, 333-14150, 333-85348, 333-104172, 333-114158, 333-123687, 333-129808, and 333-138765) of Sony Corporation of our report dated June 6, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.
/s/ PricewaterhouseCoopers Aarata
Tokyo, Japan
June 21, 2007